UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On June 30, 2006, the Company announced three asset acquisitions aggregating $56.4 million. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: June 30, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 June 30, 2006
Contact:            Mr. Edward A. Stokx
                           (818) 244-8080, Ext. 1649

   PS Business Parks, Inc. Announces Three Asset Acquisitions Aggregating $56.4 Million.

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) announced that it has completed three separate real estate transactions aggregating approximately 361,000 square feet for a combined purchase price of $56.4 million.

On June 29, 2006, the Company closed on the purchase of Meadows Corporate Park, a 165,000 square foot multi-tenant office park in Silver Spring, Maryland, for $29.9 million.  The park, which consists of two three-story buildings and one four-story building, is 92.1% leased with 40 tenants.  In connection with the purchase, the Company assumed a $16.8 million mortgage with a fixed rate of 7.2% which can be repaid in November 2011.  The buildings are adjacent to the 366,000 square foot WesTech Business Park that the Company acquired in February of this year.

On June 20, 2006, the Company purchased Beaumont at Lafayette, a 107,306 square foot multi-tenant flex park in Chantilly, Virginia, for $15.8 million.  At the time of acquisition, the property was 84.0% leased to 16 tenants in two single-story buildings. The buildings are adjacent to a 197,000 square foot complex that the Company acquired and developed between 1999 and 2001.

On June 14, 2006, the Company purchased four multi-tenant flex buildings, aggregating 88,838 square feet, located in Signal Hill, California, for $10.7 million.  At the time of acquisition, the buildings were 97.7% leased to 52 tenants. The Company also owns 178,000 square feet of multi-tenant flex assets in the Signal Hill submarket.

In addition to the assumption of the mortgage discussed above, the acquisitions were funded with cash on hand.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2006, PSB wholly owned approximately 18.2 million net rentable square feet of commercial space with approximately 3,400 customers located in eight states, concentrated in California (5.5 million sq. ft.), Texas (2.8 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.3 million sq. ft.), Virginia (2.9 million sq. ft.), Maryland (1.8 million sq. ft.) and Arizona (0.7 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.